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                                                                   Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement of Rare Medium Group, Inc. (the Company) on Form S-3 of our report, which includes an explanatory paragraph which refers to conditions that raise substantial doubt about the Company's ability to continue as a going concern, dated March 20, 1998 relating to the consolidated financial statements of the Company, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as amended. We also consent to the incorporation by reference in this Registration Statement of the Company on Form S-3 of our report, dated March 20, 1998 relating to the financial statements of Engelhard/ICC, which also appears in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 11, 2000